Exhibit 10.1

VITRO BIOPHARMA, INC.

INDEMNIFICATION AND ADVANCE AGREEMENT

THIS INDEMNIFICATION AND ADVANCE AGREEMENT (“Agreement”) is entered into as of [ ], by and between Vitro Biopharma, Inc., a Nevada corporation (the “Company”), and the undersigned, a director and/or officer of the Company, as applicable (“Indemnitee”).

BACKGROUND

A. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities.

B. Section 78.7502 of the Nevada Revised Statutes (“Section 78.7502”), under which the Company is organized, empowers the Company to indemnify its officers, directors, employees and agents and to indemnify persons who serve, at the request of the Company, as the directors, officers, managers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 78.7502 is not exclusive.

C. In order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of and the advancement of expenses to, Indemnitee to the maximum extent permitted by law, as set forth in this Agreement.

AGREEMENT

In consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. DEFINITIONS.

(a) “Affiliate” means, with respect to a Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. “Control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (i) the power to direct the management or policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, resolution, regulation or otherwise, or (ii) to own fifty percent (50%) or more of the outstanding voting securities or other ownership interest of such Person.

(b) “Board of Directors” means the board of directors of the Company.

(c) “Change in Control” means, and will be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 40% of the total voting power represented by the Company’s then outstanding Voting Securities (as defined below), (ii) during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new directors whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or business entity other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(d) “Claim” means any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other and whether brought in the right of or by the Company or otherwise, in each case, by reason of the fact of a Covered Event.

(e) References to the “Company” include, in addition to Vitro Biopharma, Inc., any constituent corporation or other business entity (including any Affiliate of a constituent) absorbed in a consolidation or merger to which Vitro Biopharma, Inc. (or any of its wholly owned subsidiaries) is a party, that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, manager, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, manager, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee will stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(f) “Covered Event” means any event or occurrence (i) related to or by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company or (ii) related to or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in either capacity.

(g) “Expenses” means any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company in accordance with Section 4(f)), actually and reasonably incurred, of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(h) “Expense Advance” means a payment to Indemnitee of Expenses in advance of a Claim.

(i) “Independent Legal Counsel” means an attorney or firm of attorneys who has not otherwise performed services for the Company or Indemnitee. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(j) References to “other enterprises” include employee benefit plans; references to “fines” include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” include any service as a director, officer, employee, agent or fiduciary of the Company, which role imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee will be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(k) “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

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(l) “Reviewing Party” means any person or body appointed by the Board of Directors in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include (i) the directors who are not parties to the action, suit or proceeding in question (“Disinterested Directors”), even if less than a quorum, (ii) a committee of Disinterested Directors designated by a vote of the majority of the Disinterested Directors, even if less than a quorum, or (iii) Independent Legal Counsel in a written opinion, if there are no such Disinterested Directors, or if such Disinterested Directors so direct.

(m) “Section” refers to a section of this Agreement unless otherwise indicated.

(m) “Voting Securities” means any securities of the Company that vote generally in the election of directors.

2. INDEMNIFICATION.

(a) Indemnification of Expenses. Subject to the provisions of this Agreement, the Company shall indemnify Indemnitee for Expenses to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim, including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

(b) Review of Indemnification Obligations. Notwithstanding the foregoing, upon written request for indemnification pursuant to Section 4(b), a determination with respect to Indemnitee’s entitlement thereto shall be made by a Reviewing Party selected pursuant to Section 2(d). In the event any Reviewing Party will have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified hereunder under applicable law, (i) the Company shall have no further obligation under Section 2(a) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party, and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in indemnifying Indemnitee; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under applicable law, any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder under applicable law will not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

(c) Indemnitee Rights on Unfavorable Determination; Binding Effect. If any Reviewing Party determines that Indemnitee is not entitled to be indemnified hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking a determination by a court of competent jurisdiction or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 15, the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party will be conclusive and binding on the Company and Indemnitee.

(d) Selection of Reviewing Party; Change in Control. If there has not been a Change in Control, any Reviewing Party will be selected by the Board of Directors in its sole discretion. If the Board of Directors chooses to utilize an Independent Legal Counsel as the Reviewing Party, the Independent Legal Counsel will be chosen by the Company, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Legal Counsel so selected. If there has been a Change in Control (other than a Change in Control that has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Company’s articles of incorporation or bylaws as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, will be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, will render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including reasonable attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnitees.

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(e) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 10 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection therewith.

3. EXPENSE ADVANCES.

(a) Obligation to Make Expense Advances. The Company will make Expense Advances to Indemnitee within 30 days of receipt of a written undertaking by or on behalf of the Indemnitee to repay such amounts if it is ultimately determined that the Indemnitee is not entitled to be indemnified therefor by the Company.

(b) Form of Undertaking. Any written undertaking by the Indemnitee to repay any Expense Advances hereunder will be unsecured, and no interest shall be charged thereon. Execution and delivery to the Company of this Agreement by Indemnitee constitutes an undertaking by the Indemnitee to repay any Expenses or Expense Advances paid, advanced or reimbursed by the Company pursuant to this Agreement in which it shall be determined that Indemnitee is not entitled to indemnification hereunder. No other form of undertaking shall be required other than the execution of this Agreement.

4. PROCEDURES FOR INDEMNIFICATION AND EXPENSE ADVANCES.

(a) Timing of Payments. All payments of Expenses (including without limitation Expense Advances) by the Company to the Indemnitee pursuant to this Agreement will be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than 30 days after such written demand by Indemnitee is presented to the Company.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified or Indemnitee’s right to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company will be directed to the Chief Executive Officer and the Chief Financial Officer of the Company at the addresses shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee will give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. The failure by Indemnitee to timely notify the Company of any Claim will not relieve the Company from any liability hereunder unless the Company’s ability to participate in the defense of such Claim was materially and adversely affected by such failure or such failure otherwise materially prejudices the Company.

(c) Timing of Indemnification Determination. The Company will use its reasonable best efforts to cause any determination by a Reviewing Party of the Company’s indemnification obligations to be made as promptly as practicable. If the Reviewing Party shall not have made a determination within 90 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Claim and (B) the selection of an Independent Legal Counsel, if such determination is to be made by Independent Legal Counsel pursuant to Section 2(d), then Indemnitee shall be deemed to have satisfied the applicable standard of conduct absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 90-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Reviewing Party in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.

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(d) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, will not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement or applicable law, shall be a defense to Indemnitee’s claim that Indemnitee is entitled to be indemnified hereunder or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof will be on the Company to establish that Indemnitee is not so entitled.

(e) Selection of Counsel. In the event the Company shall be obligated hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim with counsel which shall be selected by the Company upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Claim; provided, however, that (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s own expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded upon advice of counsel that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel will be Expenses for which Indemnitee may receive indemnification or Expense Advances hereunder.

(f) Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Claim which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

5. ADDITIONAL INDEMNIFICATION RIGHTS; NON-EXCLUSIVITY.

(a) Scope. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s articles of incorporation, the Company’s bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule that expands the right of a Nevada corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule that narrows the right of a Nevada corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, will have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 10(a) hereof.

(b) Non-exclusivity. The indemnification and the payment of Expense Advances provided by this Agreement will be in addition to any rights to which Indemnitee may be entitled under the Company’s articles of incorporation, its bylaws, any other agreement, any vote of stockholders or disinterested directors, the Nevada Revised Statutes, as amended, or otherwise. The indemnification and the payment of Expense Advances provided under this Agreement will continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

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6. NO DUPLICATION OF PAYMENTS. The Company will not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s articles of incorporation, bylaws or otherwise) of the amounts otherwise payable under this Agreement.

7. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company will indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

8. MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

9. LIABILITY INSURANCE. The Company may, but is not obligated to, obtain and maintain during the term of this Agreement liability insurance applicable to directors, officers and fiduciaries in an amount determined by the Board of Directors. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to indemnify the Indemnitee for expenses, judgments, settlements, fines or penalties, which have been paid directly to or on behalf of the Indemnitee by any such liability insurance applicable to directors, officers and fiduciaries.

10. EXCEPTIONS.

(a) Excluded Action or Omissions. The Company will not indemnify Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law; provided, however, that notwithstanding any limitation set forth in this subsection (a) regarding the Company’s obligation to provide indemnification, Indemnitee will be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court of competent jurisdiction will have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law.

(b) Claims Initiated by Indemnitee. The Company will not indemnify or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or cross claim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s articles of incorporation or bylaws now or hereafter in effect relating to Claims; provided, however, that if Indemnitee is ultimately not successful in such action or proceeding, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses or Expenses Advances paid to Indemnitee in connection with such action or proceeding, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Sections 78.7502, 78.751 or 78.752 of the Nevada Revised Statutes, as amended (each relating to indemnification of officers, directors, employees and agents; and insurance).

(c) Lack of Good Faith. The Company will not indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any action in which the Indemnitee has been finally adjudged by a court of competent jurisdiction (i) to have acted in bad faith; (ii) to not have acted in a manner Indemnitee reasonably believed to be in the best interests of the Company; or (iii) with respect to criminal actions or proceedings, to have had reasonable cause to believe Indemnitee’s conduct was unlawful.

(d) Claims Under Section 16(b). The Company will not indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

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(e) Clawback Under Sarbanes-Oxley Act. The Company will not indemnify Indemnitee in connection with any Claim for reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement).

11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be an original, but all of which together will constitute one instrument.

12. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement will continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request, but only with respect to Claims.

13. EXPENSES INCURRED IN ACTION RELATING TO ENFORCEMENT OR INTERPRETATION. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action (including without limitation reasonable attorneys’ fees); provided, however, that in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 13 shall be repaid to the Company.

14. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

15. CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Colorado for all purposes in connection with any claim or cause of action contemplated by Section 16 below and agree that any such claim or cause of action will be commenced, prosecuted and continued only in Denver County of the State of Colorado, which will be the exclusive and only proper forum for adjudicating such a claim or cause of action.

16. CHOICE OF LAW. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), will be governed by and enforced in accordance with the internal laws of the State of Nevada, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction.

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17. SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

18. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

19. AMENDMENT, TERMINATION AND WAIVER. No amendment, modification, termination or cancellation of this Agreement will be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement will be deemed to be or will constitute a waiver of any other provisions hereof (whether or not similar), nor will such waiver constitute a continuing waiver.

20. INTEGRATION; ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements between the parties relating to the subject matter contained in this Agreement.

21. HEADINGS. The section and subsection headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

22. NO CONSTRUCTION AS EMPLOYMENT AGREEMENT. Nothing contained in this Agreement will be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

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The parties have executed this Indemnification and Advance Agreement as of the date first above written.

VITRO BIOPHARMA, INC.

By:
Name:
Title:

E-mail addresses for notices:

Agreed to and accepted by:

INDEMNITEE:

Signature of Indemnitee

Print or Type Name of Indemnitee

Address:

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